Exhibit 99.1

EQT Midstream Partners Reports Fourth Quarter 2012 Results

PITTSBURGH--(BUSINESS WIRE)--January 24, 2013--EQT Midstream Partners, LP (NYSE: EQM), an EQT Corporation company, today announced fourth quarter 2012 financial and operating results. Net income for the quarter totaled $20.2 million and adjusted EBITDA was $22.8 million. Distributable cash flow was $14.8 million for the quarter. Adjusted operating income when compared to the same quarter last year was higher by about $2.3 million, or 14%, excluding a $2.5 million non-cash favorable adjustment to fourth quarter selling, general and administrative expense related to the reduction of a reserve on the collectability of long-term regulatory assets. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section of this press release.

EQT Midstream Partners, LP (Partnership) closed its initial public offering (IPO) on July 2, 2012. Results for periods prior to the IPO are attributable to its predecessor, Equitrans, LP (Equitrans).

The Partnership has a capital lease with EQT Corporation (EQT) for the lease of the Sunrise Pipeline (Sunrise), and operates the pipeline as part of its transmission and storage system. Revenues and expenses associated with Sunrise are included in the Partnership’s financial statements; however, the monthly lease payment to EQT Corporation offsets the impact on the Partnership’s distributable cash flow; therefore, fourth quarter 2012 results are discussed on an adjusted basis, excluding Sunrise.

Adjusted operating revenues increased $4.2 million or 14% compared to operating revenues for the same quarter last year. The increase was due to an increase in contracted transmission capacity, including the Blacksville Compressor project which was completed in September 2012, and increased system throughput related to growth in Marcellus Shale development. Adjusted operating expenses increased $1.9 million versus the fourth quarter of 2011, after excluding a non-cash $2.5 million favorable regulatory reserve reduction. The increase in adjusted operating expenses is consistent with the transmission system growth and public company costs incurred in 2012 as a result of the IPO.

Operating revenues are seasonal, and based on utility customer contracts, are currently expected to be about $2 million per quarter higher in the first and fourth quarters of each year. This was consistent with the fourth quarter 2012 results versus the third quarter 2012 results.

Quarterly Distribution

The Partnership announced a quarterly cash distribution of $0.35 per unit for the fourth quarter of 2012. The distribution will be paid on February 14, 2013 to all unitholders of record at the close of business on February 4, 2013.

Guidance

The Partnership reiterates its previously announced 2013 forecast for adjusted EBITDA of approximately $80 - $83 million and distributable cash flow of approximately $61 - $64 million. The 2013 guidance does not include financial impacts of potential acquisitions.

CAPITAL EXPENDITURES

Expansion

Fourth quarter expansion capital expenditures totaled $5.7 million, of which $3.5 million related to new interconnects, with the remaining for the Low Pressure East Pipeline project and other system upgrades. The Partnership forecasts expansion capital expenditures of $38 million for 2013. Approximately $25 million will be to complete the Low Pressure East Pipeline project, which will upgrade nearly 26 miles of existing pipeline in Greene, Washington and Allegheny counties of Pennsylvania. The project will add 150 MMcf per day of transmission capacity. The remaining expansion capital expenditures will fund new interconnects and dehydration upgrades, adding 300 MMcf per day of transmission capacity.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, the Partnership’s operating capacity or operating income. Ongoing maintenance capital expenditures are all maintenance capital expenditures, other than funded regulatory compliance capital expenditures and reimbursable maintenance capital expenditures. Fourth quarter 2012 included $4.4 million of ongoing maintenance capital expenditures. The Partnership forecasts ongoing maintenance capital expenditures of $17.2 million for 2013. Maintenance-related capital expenditures are expected to vary quarter-to-quarter, primarily based on more activity when weather is favorable.

Reimbursable Maintenance

Plugging and abandonment and bare steel replacement capital expenditures are referred to as reimbursable maintenance capital expenditures in the Reconciliation table in the Non-GAAP Disclosures section of this press release.

Plugging and abandonment

EQT has agreed, for ten years following the IPO, to reimburse the Partnership for plugging and abandonment expenditures associated with certain identified wells. Plugging and abandonment capital expenditures totaled $1.5 million in the fourth quarter and totaled $1.6 million since IPO. EQT reimbursed the Partnership for $1.6 million related to plugging and abandonment in 2012.

Bare Steel Replacement Program

EQT has agreed, for ten years following the IPO, to reimburse the Partnership for bare steel replacement capital expenditures in the event that ongoing maintenance capital expenditures and bare steel capital expenditures exceed $17.2 million in any calendar year. EQT Corporation will reimburse the Partnership for the lesser of (i) the amount of bare steel replacement capital expenditures during such year; and (ii) the amount by which such ongoing maintenance capital expenditures and bare steel capital expenditures exceed $17.2 million. Fourth quarter 2012 bare steel capital expenditures totaled $4.3 million.

In 2012, ongoing maintenance capital expenditures totaled $13.8 million and bare steel replacement capital expenditures (post-IPO) totaled $6.1 million, for a total of $19.9 million. As a result, the bare steel reimbursement was $2.7 million in 2012.

The Partnership forecasts ongoing maintenance capital expenditures of $17.2 million plus bare steel capital expenditures of $6.0 million in 2013, which results in a forecasted reimbursement of $6.0 million in 2013.

Funded Regulatory Compliance

Funded regulatory compliance capital expenditures relate to discrete expenditures necessary to comply with certain regulatory and other legal requirements. The Partnership has identified two specific regulatory compliance initiatives, system segmentation and isolation; and valve pit remediation. In order to fund these two initiatives, the Partnership retained $32 million from the IPO. Funded regulatory compliance capital expenditures do not impact the calculation of distributable cash flow. Fourth quarter 2012 included $3.8 million of funded regulatory compliance capital expenditures. Since the IPO, the Partnership has incurred $6.8 million of funded regulatory compliance capital expenditures and forecasts $12 million in 2013.

SUNRISE PIPELINE

On June 18, 2012, Equitrans transferred ownership of Sunrise, an approximately 40 mile Federal Energy Regulatory Commission (FERC) regulated transmission pipeline, to EQT Corporation. At the time of the transfer, the Partnership entered into a capital lease with EQT Corporation for the lease of the pipeline. Under the lease, the Partnership operates the pipeline as part of its transmission and storage system under the rates, terms and conditions of its FERC-approved tariff. Sunrise was placed into service during the third quarter of 2012. Revenues and expenses associated with Sunrise are included in the Partnership’s financial statements. The lease payment, which totaled $6.0 million in the fourth quarter, is not expected to have a net positive or negative impact on distributable cash flow. The revenues and expenses associated with Sunrise are set forth in the Reconciliation table in the Non-GAAP Disclosures section of this press release.

NON-GAAP DISCLOSURES

Adjusted EBITDA and Distributable Cash Flow

As used in this press release, adjusted EBITDA means net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, non-cash long-term compensation expense, and other non-cash adjustments, less other income and the Sunrise lease payment. As used in this press release, distributable cash flow means adjusted EBITDA less net cash paid for interest expense, maintenance capital expenditures, and income taxes. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders, and rating agencies, use to assess:

  the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;
  the Partnership’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in the industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and the statements of consolidated cash flows, to be included in the Partnership’s annual report on Form 10-K for the year ended December 31, 2012.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow

Q4 2012
(in thousands $)
Operating revenues:
Transmission and storage	$37,681
Gathering	4,109
Total operating revenues	41,790
Operating expenses:
Operating and maintenance	8,110
Selling, general and administrative	2,481
Depreciation and amortization	7,196
Total operating expenses	17,787
Operating income	24,003
Other income	458
Interest expense	(4,301)
Net income	$20,160
Add:
Depreciation and amortization	7,196
Interest expense	4,301
Non-cash long-term compensation expense	132
Non-cash reserve adjustment	(2,508)
Less:
Other income	(458)
Sunrise lease payment	(6,004)
Adjusted EBITDA	$22,819
Less:
Cash interest, net	(224)
Ongoing maintenance capital expenditures	(4,416)
Reimbursable maintenance capital expenditures	(5,765)
Add:
Reimbursement of reimbursable maintenance capital expenditures	2,382
Distributable cash flow	$14,796

Distributions declared (a)	$12,386

Coverage ratio	1.19x

(a) Reflects quarterly cash distribution of $0.35 per unit for the fourth quarter of 2012

Q4 2012
(in thousands $)

Net cash provided by operating activities	$25,721
Add:
Interest expense, net	4,301
Sunrise pipeline lease payment	(6,004)
Other, including changes in working capital	(1,199)
Adjusted EBITDA	$22,819

Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Income Before Income Taxes

Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes, all of which exclude the impact associated with Sunrise, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate the Partnership’s performance. Sunrise is not expected to have a net positive or negative impact on the Partnership’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes should not be considered in isolation or as a substitute for operating revenues, operating expenses, operating income or income before income taxes. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes with operating revenues, operating expenses, operating income and income before income taxes as derived from the statements of consolidated operations to be included in the Partnership’s annual report on Form 10-K for the year ended December 31, 2012.

	Three Months Ending December 31,
	2012			2011
(in thousands $)	Reported Results	Adjustment to exclude Sunrise	Adjusted Results (excludes Sunrise)	Reported Results
REVENUES:
Operating revenues – affiliate	$32,095	$(5,688)	$26,407	$23,909
Operating revenues – third party	9,695	(1,509)	8,186	6,479
Total operating revenues	$41,790	$(7,197)	$34,593	$30,388

OPERATING EXPENSES:
Operating and maintenance	$8,110	$(598)	$7,512	$6,734
Selling, general and administrative	2,481	(595)	1,886	3,934
Depreciation and amortization	7,196	(3,643)	3,553	2,935
Total operating expenses	$17,787	$(4,836)	$12,951	$13,603
Operating income	24,003	(2,361)	21,642	16,785
Plus: Other income, net	458	-	458	1,670
Less: Interest expense, net	4,301	(4,080)	221	700
Income before income taxes	$20,160	$1,719	$21,879	$17,755

Q4 2012 Webcast Information

EQT Midstream Partners will host a live webcast with security analysts today, beginning at 11:30 a.m. Eastern Time. The topics of the webcast will be financial results, operating results and other matters with respect to year-end and fourth quarter of 2012. The webcast will be available via www.eqtmidstreampartners.com; and a replay will be available for seven days following the call.

EQT Corporation (EQT), which is the Partnership's general partner and majority equity owner, will also host a teleconference with security analysts today, beginning at 10:30 a.m. Eastern Time. The Partnership's unitholders are encouraged to listen to the EQT teleconference, which is expected to cover topics that are relevant to the Partnership, such as EQT's financial and operational results and potential asset dropdown transactions involving the Partnership. This teleconference may also include 2012 results and other matters with respect to the Partnership. The webcast can be accessed via www.eqt.com and will be available as a replay for seven days following the call.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire and develop midstream assets in the Appalachian basin. The Partnership provides midstream services to EQT Corporation and third-party companies through two primary assets: the Equitrans Transmission and Storage System and the Equitrans Gathering System. The Partnership has a 700 mile FERC-regulated, interstate pipeline system and more than 2,100 miles of FERC-regulated, low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

Cautionary Statements

The Partnership is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this press release contain certain forward-looking statements. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s transmission and storage and gathering revenue and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); natural gas production growth in the Partnership’s operating areas; asset acquisitions, including the Partnership’s ability to complete any asset purchases from EQT Corporation; internal rate of return (IRR); compound annual growth rate (CAGR), capital commitments, projected capital and operating expenditures, including the amount of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including sources and availability; distribution rate and growth; projected adjusted EBITDA and projected distributable cash flow, including the effect of the Sunrise lease on distributable cash flow; future projected Sunrise lease payments; the effects of government regulation; and tax position. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership has based these forward-looking statements on current expectations and assumptions about future events. While the Partnership considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control. The risks and uncertainties that may affect the operations, performance and results of the Partnership’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-Q for the quarter ended June 30, 2012, as updated the Partnership’s Form 10-K for the year ended December 31, 2012 to be filed with the SEC, as updated by any subsequent form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this press release regarding EQT Corporation and its subsidiaries, other than the Partnership, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP
Statements of Operations (unaudited)

	Three Months Ended December 31,
(in thousands, except per unit amounts)	2012	2011
REVENUES:
Operating revenues – affiliate	$32,095	$23,909
Operating revenues – third party	9,695	6,479
Total operating revenues	41,790	30,388

OPERATING EXPENSES:
Operating and maintenance	8,110	6,734
Selling, general and administrative	2,481	3,934
Depreciation and amortization	7,196	2,935
Total operating expenses	17,787	13,603
Operating income	24,003	16,785
Other income, net	458	1,670
Interest expense, net	(4,301)	(700)
Income before income taxes	20,160	17,755
Income tax expense	—	(7,122)
Net income	$20,160	$10,633

Net income per limited partner unit - basic	$0.57	N/A
Net income per limited partner unit - diluted	$0.57	N/A

Weighted average limited partner units outstanding – basic	34,679	N/A
Weighted average limited partner units outstanding – diluted	34,743	N/A

Operating Results

	Three Months Ended December 31,
	2012	2011
OPERATING DATA (in BBtu per day):
Transmission pipeline throughput	794	462
CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures, excluding Sunrise project	$5,741	$9,069
Sunrise project capital expenditures	—	44,890
Maintenance capital expenditures:
Ongoing maintenance	4,416	5,575
Funded regulatory compliance	3,761	10
Reimbursable maintenance	5,765	2,853
Total maintenance capital expenditures	13,942	8,438
Total capital expenditures	$19,683	$62,397

CONTACT:
EQT Midstream Partners, LP
Analyst inquiries please contact:
Nate Tetlow – Investor Relations Manager, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com